Exhibit 3.2

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RIDGEWOOD ENERGY 2009 A-1 FUND, LLC", CHANGING ITS NAME FROM "RIDGEWOOD ENERGY 2009 A-1 FUND, LLC" TO "RIDGEWOOD ENERGY A-1 FUND, LLC", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2009, AT 4:30 O'CLOCK P.M.

4651975 8100
090179195 You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 02 – 24 - 09

State of Delaware Secretary of State Division of Corporations Delivered 04:46 PM 02/23/2009 FILED 04:30 PM 02/23/2009 SRV 090179195 - 4651975 FILE

CERTIFICATE OF AMENDMENT

1.	The name of the limited liability company is:

RIDGEWOOD ENERGY 2009 A-1 FUND, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

1.     The name of the limited liability company is

     RIDGEWOOD ENERGY A-1 FUND, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of IRIDGEWOOD ENERGY 2009 A-1 FUND, LLC     this 23rd day of            February, 2009.

By: